EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2022, relating to the consolidated financial statements of Spring Valley Acquisition Corp. included in NuScale Power Corporation’s final prospectus, dated July 5, 2022, which is incorporated herein by reference. We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 5, 2022